UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549 FORM 8-K CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 17, 2007

Associated Banc-Corp
(Exact name of registrant as specified in its chapter)
Wisconsin	001-31343	39-1098068
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Hansen Road, Green Bay, Wisconsin	54304
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	920-491-7000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 17, 2007, Associated Banc-Corp, a Wisconsin Corporation (“Associated”), issued a joint press release with First National Bank of Hudson (“First National”), which announced that their respective Boards of Directors have approved, and the parties have executed, a Definitive Agreement (the “Agreement”) between Associated and First National pursuant to which First National will merge with and into Associated.

The completion of the merger is subject to various customary closing conditions, including, but not limited to, obtaining the approval of the Federal Reserve Board.

A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein in its entirety and the foregoing description of the merger is qualified in its entirety by reference to such press release.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Joint press release issued by Associated and First National announcing the approval of the Definitive Agreement by their respective Boards of Directors and execution of the Definitive Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Associated Banc-Corp
(Registrant)

Date: January 19, 2007	By: /s/ Brian R. Bodager
Brian R. Bodager
Chief Administrative Officer,
General Counsel & Corporate Secretary

ASSOCIATED BANC-CORP

Exhibit Index to Current Report on Form 8-K

Exhibit
Number
99.1

Joint press release dated January 17, 2007, issued by Associated and First National announcing the approval of the Definitive Agreement by their respective Boards of Directors and execution of the Definitive Agreement.